UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lumos Networks Corp. (the “Company”) took the following actions:

2015 Incentive Payments

After review of the Company’s consolidated financial results for 2015 and taking into consideration the Company’s blended performance of 89.4% of the targets for 2015 with respect to revenues and “Adjusted EBITDA”, approved incentive payments under the 2015 Team Incentive Plan for the following named executive officers: Timothy G. Biltz, President and Chief Executive Officer, $379,950; Johan G. Broekhuysen, Executive Vice President, Chief Financial Officer and Treasurer, $163,173; Diego B. Anderson, $107,280; and Jeffrey Miller, $131,418. These payments were paid in the form of shares of Company common stock.

Adjusted EBITDA is a non-GAAP measure defined as net income attributable to the Company before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to non-controlling interests, other (income) expenses, net, equity-based compensation, restructuring charges, employee separation charges, gain (loss) on interest rate swap derivatives and amortization of actuarial losses.

2016 Incentive Plan

Approved the 2016 Team Incentive Plan (the “2016 Plan”). The 2016 Plan establishes performance measures tied to revenues (50% weighting) and Adjusted EBITDA (50% weighting) for fiscal 2016 incentive payouts for the Company’s executive officers, including its named executive officers. Payments to executive officers under the 2016 Plan would be made in Company common stock and/or cash as determined by the Committee.

Amendments to Executive Officer Employment Agreements

Approved an amendment to the Company’s Employment Agreement with Mr. Broekhuysen to extend the current term of the agreement to April 30, 2018.

Approved an amendment to the Company’s Employment Agreement with Mr. Anderson to provide for certain severance benefits in the event the Company sells or otherwise divests its rural local exchange carrier operations and does not offer Mr. Anderson an employment opportunity generally comparable in rank and benefits to his current position.

The foregoing descriptions of the Employment Agreement amendments do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement amendments, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of March 4, 2016, between the Company and Johan G. Broekhuysen

10.2	First Amendment to Employment Agreement, dated as of March 4, 2016, between the Company and Diego B. Anderson

10.3	Employment Agreement, dated as of August 28, 2012, between the Company and Diego B. Anderson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of March 4, 2016, between the Company and Johan G. Broekhuysen

10.2	First Amendment to Employment Agreement, dated as of March 4, 2016, between the Company and Diego B. Anderson

10.3	Employment Agreement, dated as of August 28, 2012, between the Company and Diego B. Anderson